UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020 (October 1, 2020)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market
1.75% Senior Notes due 2023	NDAQ23	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Bradley J. Peterson

On October 1, 2020, Nasdaq, Inc. (the “Company”) entered into an employment agreement with Bradley J. Peterson, the Company’s Chief Information and Chief Technology Officer (the “Employment Agreement”). The term of the Employment Agreement is October 1, 2020 through December 31, 2023 (the “Term”).    The Employment Agreement replaces Mr. Peterson’s existing employment agreement with the Company, which was due to expire on July 31, 2021.

Mr. Peterson’s annual base salary during the Term shall be no less than $600,000, which shall be reviewed by the Management Compensation Committee (the “Compensation Committee”) of the Board of Directors at least annually and may be increased but not decreased. In addition, for each calendar year during the Term, Mr. Peterson will continue to be eligible to participate in the Company’s executive incentive program in accordance with the terms of such program, as established from time to time by the Compensation Committee. Mr. Peterson will be eligible to earn, for each full calendar year of the Term, an annual target bonus of not less than $900,000, based on the achievement of performance goals established for such year by the Company’s President and Chief Executive Officer and the Compensation Committee. The President and Chief Executive Officer and the Compensation Committee shall review the target bonus at least annually and may increase (but not decrease) the target bonus on the basis of such review. The target bonus amount for each year during the Term shall not be less than the target bonus amount for the immediately preceding year. Additionally, Mr. Peterson will be eligible to receive annual equity compensation incentive awards with a target value of not less than $1.8 million. During the Term, Mr. Peterson will be entitled to continue to participate in all employee benefit plans or programs of the Company on the same basis as benefits are generally made available to its senior executive employees.

Upon a termination of Mr. Peterson’s employment by the Company without “Cause” (as defined in the Employment Agreement), by Mr. Peterson for “Good Reason” (as defined in the Employment Agreement) other than due to a “Change in Control” (as defined in the Employment Agreement) or upon Mr. Peterson’s retirement at the end of the Term, Mr. Peterson will be entitled to severance pay and benefits as follows: (i) a pro-rata target bonus with respect to the calendar year in which the date of termination occurs, payable in substantially equal monthly installments for the twelve (12) month period following the date of termination; (ii) the continued vesting of outstanding equity compensation issued prior to the date of termination as though Mr. Peterson was employed through all applicable performance periods; (iii) $40,000 to offset the COBRA premiums for Mr. Peterson’s health benefits, payable in a lump sum within sixty (60) days of the date of termination; and (iv) twenty-four (24) months of financial and tax services and executive physical exams.

Upon a termination of Mr. Peterson’s employment by the Company without “Cause” or by Mr. Peterson for “Good Reason” in the twenty-four (24) month period following a “Change in Control,” he will be entitled to receive: (i) a lump sum payment equal to the sum of (a) two times his annual base salary for the calendar year immediately preceding the date of termination and (b) his target bonus amount for the calendar year immediately preceding the date of termination, payable on the first day of the seventh (7th) month following the date of termination; (ii) a pro-rata target bonus with respect to the calendar year in which the date of termination occurs, subject to the achievement of the performance goals and payable in a lump sum on the first day of the seventh (7th) month following the date of termination (or, if later, within thirty (30) days of the date the Compensation Committee determines that performance goals are satisfied); (iii) a taxable monthly cash payment equal to the COBRA premiums for the highest level of coverage available under the Company’s health care coverage at active employee rates for twenty-four (24) months (or, if earlier, until the date Mr. Peterson is eligible for coverage from another employer); and (iv) continued life insurance and accidental death and dismemberment insurance benefits for the same period as the continued health coverage payments.

Upon a termination of Mr. Peterson’s employment due to death or “Permanent Disability” (as defined in the Employment Agreement), Mr. Peterson (or his estate, if applicable) will receive (i) a pro-rata target bonus with respect to the calendar year in which the death or Permanent Disability occurred, payable in a lump sum within thirty (30) days following the effective date of the release of claims and (ii) the accelerated vesting of all unvested equity awards awarded to Mr. Peterson as of October 1, 2020.

All severance payments and benefits under the Employment Agreement are subject to the execution of a release agreement by Mr. Peterson containing, among other provisions, a general release of claims in favor of the Company. The Employment Agreement does not provide for any tax gross-up payments. The Employment Agreement also includes a non-competition provision for a period of two years following the date of termination, regardless of the reason for the termination of employment, as well as customary provisions regarding non-solicitation and non-disparagement.

The foregoing summary of the material terms of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which will be subsequently filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2020	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer